EXHIBIT 1.2
                              THE MONEY STORE INC.

                       $54,493,000 Class A-1 6.405% Notes
                       $19,745,000 Class A-2 6.200% Notes
                       $29,277,000 Class A-3 6.215% Notes
                       $23,496,000 Class A-4 6.515% Notes
                       $17,989,000 Class A-5 7.170% Notes
                       $22,500,000 Class M-1 7.270% Notes
                       $19,000,000 Class M-2 7.495% Notes
                        $13,500,000 Class B 8.400% Notes

                    THE MONEY STORE RESIDENTIAL TRUST 1998-I

                                PRICING AGREEMENT

                                                                  March 17, 1998

Lehman Brothers Inc.
 as representative ("Representative") of and Underwriters
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement, dated March 17, 1998 (the "Underwriting Agreement"), relating to: Class A-1 6.405% Notes in the aggregate original principal amount of $54,493,000 (the "Class A-1 Notes"), Class A-2 6.200% Notes in the aggregate original principal amount of $19,745,000 (the "Class A-2 Notes"), Class A-3 6.215% Notes in the aggregate original principal amount of $29,277,000 (the "Class A-3 Notes"), Class A-4 6.515% Notes in the aggregate amount of $23,496,000 (the "Class A-4 Notes"), Class A-5 7.170% Notes in the aggregate amount of $17,989,000 (the "Class A-5 Notes"), Class M-1 7.270% Notes in the aggregate original principal amount of $22,500,000 (the "Class M-1 Notes"), the Class M-2 7.495% Notes in the aggregate original principal amount of $19,000,000 (the "Class M-2 Notes"), and the Class B 8.400% Notes in the aggregate original principal amount of $13,500,000 (the "Class B Notes" and together with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1 and Class M-2 Notes, the "Notes") and all issued by the Money Store Residential Trust 1998-I (the "Trust").

     Pursuant to Section 2 of the Underwriting Agreement, The Money Store Inc. (the "Company") on behalf of itself and each of the Originators on Annex A hereto agree with the Representative on behalf of the Underwriters identified in Annex B of the Underwriting Agreement as follows:

1)       The Class A-1 Notes Remittance Rate shall be 6.405% per annum.

2)       The Class A-2 Notes Remittance Rate shall be 6.200% per annum.

3)       The Class A-3 Notes Remittance Rate shall be 6.215% per annum.

4)       The Class A-4 Notes Remittance Rate shall be 6.515% per  annum.

5)       The Class A-5 Notes Remittance Rate shall be 7.170% per  annum.

6)       The Class M-1 Notes Remittance Rate shall be 7.270% per annum.

7)       The Class M-2 Notes Remittance Rate shall be 7.495% per annum.

8)       The Class B Notes Remittance Rate shall be 8.400% per annum.

9) The purchase price for the Notes shall be 99.6942989% of the aggregate initial principal amount of the Notes, plus accrued interest on the aggregate initial principal amount at the weighted average Remittance Rate of the Notes, from March 1, 1998 to but not including the Closing Date.

10) The Notes shall be offered, from time to time, in negotiated transactions or otherwise, at prices determined at the time of sale.
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     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Trust, the Underwriter and the Company in accordance with its terms.

                                       Very truly yours,

                                       THE MONEY STORE INC.

                                       By:   _____________________________
                                             Name:  Michael H. Benoff
                                             Title: Executive Vice President

                                       TMS Mortgage Inc.
                                       The Money Store/D.C. Inc.
                                       The Money Store/Minnesota Inc.
                                       The Money Store Home Equity Corp.
                                       The Money Store/Kentucky Inc.

                                       By:   _____________________________
                                             Name:  Michael H. Benoff
                                             Title: Senior Vice President

                                       THE MONEY STORE
                                       RESIDENTIAL TRUST 1998-I

                                       By: Chase Manhattan Bank Delaware, not in
                                           its individual capacity but solely as
                                           Owner Trustee

                                       By:   _____________________________
                                             Name:
                                             Title:
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CONFIRMED AND ACCEPTED, as of the date first above written:

LEHMAN BROTHERS INC.

By:      _______________________________
     Name:
     Title:
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                                                                         ANNEX A

                                 THE ORIGINATORS

                                TMS Mortgage Inc.

                            The Money Store/D.C. Inc.

                         The Money Store/Minnesota Inc.

                        The Money Store Home Equity Corp.

                          The Money Store/Kentucky Inc.